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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ProCyte Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No Fee Required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

CALCULATION OF FILING FEE

Title of each class of securities to which transaction applies:	Aggregate number of securities to which transaction applies:	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:	Proposed maximum aggregate value of transaction	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ProCyte Corporation

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, MAY 21, 2002

TO THE SHAREHOLDERS OF PROCYTE CORPORATION:

You are cordially invited to attend the Annual Meeting of the Shareholders (the "Annual Meeting") of ProCyte Corporation, a Washington corporation (the "Company"), to be held on Tuesday, May 21, 2002 at 9:00 a.m., Pacific Daylight Time, at the Bellevue Doubletree Hotel, 300-112th Avenue SE, Bellevue, WA 98004, for the following purposes:

  1.
  To elect five Directors of the Company;

  2.
  To approve an amendment to add 750,000 shares to the ProCyte Corporation 1996 Stock Option Plan; and

  3.
  To transact such other business as may properly come before the meeting and any adjournments and postponements thereof.

        Holders of the Common Stock of the Company at the close of business on April 5, 2002 are entitled to notice of and to vote upon all matters at the Annual Meeting.

        You are invited to attend the Annual Meeting so that we may have the opportunity to meet with you and discuss the affairs of the Company. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ JOHN F. CLIFFORD John F. Clifford Chairman and Chief Executive Officer Redmond, Washington April 16, 2002

PROCYTE CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2002

        This Proxy Statement is furnished by, and the accompanying form of proxy is solicited on behalf of, the Board of Directors of ProCyte Corporation, a Washington corporation ("we", "us" the "Company" or "ProCyte"), for use at its Annual Meeting of Shareholders to be held at the Doubletree Hotel, 300-112th SE, Bellevue, Washington, 98004 on Tuesday May 21, 2002 at 9:00 a.m., Pacific Daylight Time, and at any adjournment thereof (the "Annual Meeting"). The Company's Annual Report for the year ended December 31, 2001, Notice of Annual Meeting, and a form of proxy accompany this Proxy Statement. The Company's principal executive offices are located at 8511 - 154th Avenue NE, Redmond, WA 98052. The approximate date of the mailing of this Proxy Statement and form of proxy is April 16, 2002.

Record Date and Voting Securities

        Only shareholders of record of the Company's common stock, $.01 par value per share (the "common stock") at the close of business on April 5, 2002 (the "record date") will be entitled to vote at the Annual Meeting. Each share of common stock outstanding is entitled to one vote per share on any matter brought before the meeting. Cumulative voting is not permitted by our bylaws. On April 5, 2002, the Company had outstanding 15,695,833 shares of common stock.

        The presence in person or by proxy of holders of record of a majority of the outstanding shares of common stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and our Articles of Incorporation (the "Articles") and Bylaws, assuming the presence of a quorum at the meeting, the election of the Company's directors and the approval of our 1996 Stock Option Plan will require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment.

        Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes do not count either as votes for or as votes against the proposals. Therefore they have no effect on the proposals to be voted on at the Annual Meeting other than to reduce the number of favorable votes that may be necessary to approve the proposals. There will be no broker non-votes on the election of directors since brokers who hold shares for the accounts of their clients have authority to vote such shares with respect to these matters.

Revocation of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the President of the Company at our principal executive office, 8511-154th Avenue NE, Redmond, WA 98052, at the time or before the vote is taken at the Annual Meeting a written notice of revocation bearing a date later than the proxy or a duly executed later-dated proxy relating to the same shares; or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Solicitation

        We will bear the entire cost of solicitation of proxies, including preparing, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to shareholders. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date. We will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. In addition to mailing this Proxy Statement and the accompanying proxy card, proxies may be solicited by our directors, officers and other employee, without additional compensation, in person or by telephone, telegraph or facsimile transmission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding ownership of the Company's common stock on April 5, 2002 by (i) each director, (ii) the executive officers named in the Summary Compensation Table below, (iii) all of our directors and executive officers as a group; and (iv) each person known by us to own beneficially more than 5% of the outstanding shares of common stock. The number of shares beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose.

        The term "beneficial ownership" includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules of the SEC also deem stock subject to options or warrants currently exercisable, or exercisable within 60 days, to be outstanding for the purposes of computing the percentage of ownership of the person holding the options or warrants, but they do not deem that stock to be outstanding for the purposes of computing the percentage ownership of any other person.

        Unless otherwise indicated below, the address for each of the individuals listed below is c/o ProCyte Corporation, 8511 - 154thAvenue NE, Redmond, Washington 98052.

Name of Beneficial Owner	Shares Beneficially Owned(1)	% of Shares Outstanding(2)
John F. Clifford(3)	844,001	5.21%
Robin L. Carmichael(4)	211,234	1.33%
Glenn A. Oclassen(5)	207,221	1.31%
Matt L. Leavitt(6)	107,842	*
Robert E. Patterson(7)	104,342	*
John M. Hammer(8)	47,530	*
All Directors and executive officers as a group (6 persons)(9)	1,522,170	9.20%

*
Less than 1%

(1)
Unless otherwise indicated, each person named in the table exercises sole voting and investment power with respect to all shares beneficially owned.

(2)
15,695,833 shares of common stock outstanding as of April 5, 2002, together with any applicable options and warrants for each shareholder.

(3)
Includes 500,001 shares subject to options exercisable within 60 days of April 5, 2002.

(4)
Includes 175,334 shares subject to options exercisable within 60 days of April 5, 2002.

(5)
Includes 74,000 shares subject to options exercisable within 60 days of April 5, 2002.

(6)
Includes 49,000 shares subject to options exercisable within 60 days of April 5, 2002.

(7)
Includes 30,000 shares subject to options exercisable within 60 days of April 5, 2002.

(8)
Includes 18,000 shares subject to options exercisable within 60 days of April 5, 2002.

(9)
Includes 846,335 shares subject to options exercisable within 60 days of April 5, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than 10% of the common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during the 2001 fiscal year all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

PROPOSAL 1:  ELECTION OF DIRECTORS

        At the Annual Meeting, shareholders will be asked to elect five directors whose term of office will expire at the 2003 Annual Meeting and until the election and qualification of their respective successors. The five nominees for election as directors are John F. Clifford, John M. Hammer, Dr. Matt L. Leavitt, Glenn A. Oclassen, and Robert E. Patterson. All of the nominees are members of the present Board. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of Messrs. Clifford, Leavitt, Oclassen, Hammer and Patterson. All nominees have agreed to serve if elected. The Company does not know of any circumstances that would render any nominee named herein unavailable to serve as a director. However, if any nominee becomes unable or unwilling to serve as a director, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the existing directors to fill any such vacancy.

Certain information concerning the nominees is set out below.

Name	Age	Principal Occupation
John F. Clifford	59	President and Chief Executive Officer, ProCyte Corporation
John M. Hammer	57	Chief Executive Officer, Hair Systems, Inc.
Dr. Matt L. Leavitt	42	Chairman, CEO and Medical Director, Leavitt Medical Group
Glenn A. Oclassen	59	Consultant
Robert E. Patterson	59	Partner, Squire, Sanders and Dempsey

        John F. Clifford joined ProCyte in August 1996 as a Director and as President and Chief Executive Officer. On August 25, 1999, Mr. Clifford was elected Chairman of the Board. Before joining ProCyte, from 1994 to 1996, Mr. Clifford was the President of Orthofix, Inc. and American Medical Electronics, Dallas-area healthcare companies in the orthopedic market. From 1989 to 1994, Mr. Clifford was employed by American Cyanamid's Davis and Geck Division, a medical device company, initially as the Vice President of Sales and Marketing and later as Division Vice President. From 1964 to 1989 Mr. Clifford held various sales and marketing positions in Ethicon Inc., and Iolab Corp, both Johnson & Johnson companies. Mr. Clifford serves as Chairman of our Nominating Committee.

Mr. Clifford holds a B.S. in economics from Villanova University and an M.B.A. in finance from Drexel University.

        John M. Hammer was initially elected a Director of ProCyte in 2000. Mr. Hammer brings extensive experience in the consumer package goods industry, primarily in skin and hair care, nail and color cosmetics, which fit strongly with the Company's focus. He was President of Revlon Professional Products in North America from 1995 to 1997, President of Redken Laboratories from 1990 to 1995, and President of JMH Enterprises, a consulting group specializing in the packaged goods industry and particularly private and small cap business from 1997 to 2001. Mr. Hammer became Chief Executive Officer of Hair Systems, Inc. in October 2001. He is a member of the Compensation, Audit and Nominating Committees. Mr. Hammer received a J.D. from Fordham University School of Law in 1973.

        Dr. Matt L. Leavitt, DO, was initially elected a director of ProCyte in April 1998. Since 1990, he has served as the Chairman, Chief Executive Officer and Medical Director of Leavitt Medical Group, a group of nationwide clinics that perform hair restoration, dermatology and cosmetic surgery procedures. Dr. Leavitt has also served as Vice President of the American Board of Hair Restoration since 1997 and is a past President of the American College of Dermatology. He is the former Chairman of the World Association of Hair Restoration Surgeons and an advisor and trustee for the American Academy of Aesthetic & Restorative Surgery. Dr. Leavitt has written chapters in numerous medical textbooks, authored articles in numerous medical journals, and served as editor for several editions of the International Journal of Cosmetic Surgery. Dr. Leavitt is a member of our Compensation, Audit and Nominating Committees. Dr. Leavitt is a graduate of the University of Michigan in Premed and Michigan State University College of Osteopathic Medicine and is Board-Certified in Dermatology.

        Glenn A. Oclassen was initially elected a Director of ProCyte in 1999. From 1998 to 1999 Mr. Oclassen was a founder and Chairman of the Board of NextDerm Inc., a company focused on development and marketing of topical therapeutics for cosmetic skin defects which ProCyte acquired in 1999. Prior to that, Mr. Oclassen founded Oclassen Pharmaceuticals, Inc. in 1985, was President and Chief Executive Officer from 1985 until 1991 and became Chairman of the Board of Directors in January 1991. He served as Chairman of the Board of Oclassen Pharmaceuticals until Watson Pharmaceuticals acquired the company in February 1997. Mr. Oclassen founded the Neutrogena Dermatologics division of Neutrogena Corp. in 1977 and served as President [of that division] until 1982. Mr. Oclassen is the Chairman of the Compensation Committee, and a member of the Audit and Nominating Committees. Mr. Oclassen is also a member of the Board of Connetics Corporation and Derm First, Inc. He received a B.S. in Zoology from San Diego State University. Mr. Oclassen is a member of the Cutaneous Therapy Society and the North American Clinical Dermatology Society.

        Robert E. Patterson was initially elected a Director of ProCyte in 1994, and was appointed Secretary in August 2000. From January 2001 to present he is serving as a managing director of T.C. Technology US L.P., and he has been a partner in the legal services firm of Squire Sanders and Dempsey since 1972. Mr. Patterson is a director of Acuity Ventures, Capital Pacific Development Inc., Net Vault, Inc., Info One, Inc., LEDA Corporation, NetAlive, Inc., and Transierra Corporation. He is the Chairman of our Audit Committee and is a member of our Compensation and Nominating Committees. Mr. Patterson completed the Executive Program at the Stanford Graduate School of Business in 1986; he obtained his law degree from Stanford Law School and holds a B.A. in Physics from the University of California at Los Angeles. During the fall of 1998 he served as the Inaugural Fellow of the Tuck Center for Private Equity at Dartmouth College.

        THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES
FOR DIRECTORS AS SET FORTH IN ITEM 1 ON THE PROXY CARD.

PROPOSAL 2: INCREASE IN NUMBER OF SHARES AUTHORIZED FOR THE
1996 STOCK OPTION PLAN

        Our 1996 Stock Option Plan (the "plan") allows for grants of nonqualified and incentive stock options to officers, directors, employees and consultants. We believe that option grants to such individuals constitute an integral part of our ability to recruit, retain and motivate employees. The proposed amendment is designed to help us continue to attract, retain and motivate highly qualified individuals as officers, directors, employees and consultants.

        As of April 5, 2002, the Company had outstanding options to purchase an aggregate of 1,949,836 shares. During 2001, the Company issued options to purchase 440,500 shares. At April 5, 2002, 123,496 shares remained available for issuance of new options under the plan. On that date, the last sale price of our common stock as reported by the NASD OTC Bulletin Board as $1.95. At its meeting on February 21, 2002 the Board approved a resolution amending the plan to increase the number of authorized shares from 1,000,000 to 1,750,000, subject to approval by the shareholders.

        A copy of the plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

Description of the 1996 Plan

        Purpose.    The purpose of the plan is to enhance the long-term shareholder value of ProCyte by offering opportunities to selected employees, directors, officers, consultants, agents, advisors and independent contractors to participate in the Company's growth and success and to encourage such individuals to remain in the service of ProCyte and to acquire and maintain stock ownership in the Company.

        Administration.    The plan is administered by compensation committee of the board of directors, except to the extent the board of directors appoints another committee or committees consisting of two or more members of the board of directors. The plan administrator has the full and exclusive power, subject to the terms and conditions of the plan, to interpret the plan and establish rules for its operation, including the power to select the individuals to be granted options and to determine the form, amount and other terms and conditions of such options.

        Eligibility to Receive Awards.    The plan permits grants of options to employees, directors, officers, consultants, agents, advisors and independent contractors. Options may be granted as nonqualified stock options or incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code), however incentive stock options may be granted to employees only.

        Nonemployee director program.    We grant options to our nonemployee directors pursuant to a formula grant program administered under the plan. Each nonemployee director receives an option grant to purchase 12,000 shares of common stock on his initial election or appointment to the Board of Directors. In addition, on the date of each annual shareholders meeting each director receives an annual grant of an option to purchase 6,000 shares of common stock. These annual grants vest on the date of the following annual meeting.

        Shares Reserved.    Pending approval of this amendment, a total of 1,750,000 will be available for grants issued under the plan. No more than 150,000 shares may be subject to awards granted to any one individual in a single year (except that an additional one-time grant of 300,000 shares may be awarded to newly hired individuals in that year), to the extent such limitations are required for compliance with certain provisions of Section 162(m) of the Code. Any shares of common stock that have been made subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares) will be available for issuance in connection with future grants of awards under the plan.

        Stock Options.    Options granted under the plan may be nonqualified stock options or incentive stock options as defined in Code Section 422. The exercise price for incentive stock options must be at least equal to the fair market value of the our common stock on the date of grant and not less than 110% of fair market value for holders of over 10% of the our voting stock. The exercise price for nonqualified options must be at least 85% of fair market value of our common stock on the date of grant. For purposes of the plan, "fair market value" is determined in good faith by the plan administrator. On April 5, 2002, the last sales price of a share of common stock as reported by the NASD OTC Bulletin Board was $1.95.

        Unless otherwise provided by the plan administrator, and to the extent required by Code Section 422 for incentive stock options, options generally will expire on the earliest of:

  •
  ten years from the date of grant (five years for holders of over 10% of the our voting stock);

  •
  twelve months after the optionee's termination by reason of death or disability;

  •
  upon notice to the optionee of termination for cause; and

  •
  three months after termination for any other reason.

        A transfer of employment between ProCyte and a subsidiary of ProCyte is not deemed a termination of services under the plan.

        Unless otherwise specified by the plan administrator, one-third of the total option will vest on each of the first three anniversaries of the date of grant .The option exercise price may be paid in cash or by check, or, unless the plan administrator determines otherwise, by tendering shares of common stock that the optionee has owned for at least six months, by a broker-assisted cashless exercise or by such other consideration as the plan administrator may permit.

        Transferability.    Except as otherwise determined by the plan administrator and to the extent permitted by Code Section 422, no options are assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder.

        Adjustments.    In the event of certain reorganizations, stock dividends, stock splits, consolidations or the like or changes in our corporate or capital structure that result in the outstanding shares being exchanged for a different number or class of securities or holders of our common stock receiving new, different or additional securities, the plan administrator will make proportional adjustments in (a) the maximum number and kind of securities subject to the plan, (b) the maximum number and kind of securities that may be made subject to awards to any individual participant on an annual basis and (c) the number and kind of securities that are subject to any outstanding awards and the per share price of such securities, without any change in the aggregate exercise or purchase price.

        Corporate Transactions.    Unless individual letter agreements provide otherwise, in the event of certain corporate transactions, such as a merger or sale of the Company, each outstanding award will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction, unless the option is assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation. Any option that is assumed, continued or replaced with a comparable award in the corporate transaction will accelerate and become

100% vested if the holder's employment or services are terminated by the successor corporation without cause or by the holder voluntarily with good reason (as that term is defined in the plan) within two years of the corporate transaction.

        Amendment and Termination.    The plan may be modified, amended, or terminated by the Board of Directors at any time, except that an amendment or modification will not affect previously granted awards without a participant's consent. Shareholder approval is required for any amendment that increases the number of shares as to which options may be granted under the plan, changes the class of persons eligible to receive options, or is otherwise subject to shareholder approval under any applicable law or regulation.

Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences to us and to any person granted an option under the plan who is subject to taxation in the United States. The summary is based on the Code and the United States Treasury regulations promulgated thereunder. The summary is not intended to be a complete analysis of all potential tax consequences that may be important to participants in the plan. Therefore, we strongly encourage optionees to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the plan.

        Nonqualified Stock Options.    Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the participant or to us. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the optionee.

        Upon disposition of those shares, the optionee will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held.

        Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Incentive Stock Options.    The incentive stock options granted under the plan are intended to qualify for the favorable federal income tax treatment accorded "incentive stock options" under the Code. Generally, the grant or exercise of an incentive stock option does not result in federal income tax consequences to the optionee or to us. However, the exercise of an incentive stock option will generally increase the optionee's alternative minimum tax liability, if any.

        The federal income tax consequences of a disposition of stock acquired through exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least one year from the date of exercise of the option and two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

        Generally, if an optionee disposes of the stock before the expiration of either of the statutory holding periods described above (a "disqualifying disposition"), the optionee will recognize ordinary income in the lesser of (i) the excess of the fair market value of the shares received on the exercise date over the exercise price and (ii) the excess of the amount realized on the disposition of the shares over the exercise price. Subject to certain limitations, to the extent the optionee recognized ordinary income by reason of a disqualifying disposition of the stock over the exercise price, we generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition was made.

        Generally, in the taxable year of a disqualifying disposition, the optionee will also recognize capital gain or loss equal to the difference between the amount realized by the optionee upon that disposition of the shares over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held. Long-term capital gains generally are subject to lower tax rates than ordinary income and short-term capital gains. Currently, the maximum long-term capital gains rate for federal income tax purposes is 20%, while the maximum ordinary income rate is 38.6%. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16 of the Exchange Act.

        Potential limitation on our deductions.    Section 162(m) of the Code precludes a deduction for compensation paid to our chief executive officer and our four highest compensated officers (other than our chief executive officer) to the extent that such compensation exceeds $1,000,000 for a taxable year. If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1,000,000 limitation. Stock options granted under the plan are intended to qualify for the performance-based exception.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE INCREASE IN NUMBER OF
AUTHORIZED SHARES AS SET FORTH IN ITEM 2 ON THE PROXY CARD.

BOARD OF DIRECTORS AND COMMITTEES

Compensation of Directors

        Directors who were not otherwise employed by us received a fee of $1,500 for each meeting attended in person and $500 for each telephonic meeting of the Board of Directors in which they participated during 2001. Under the 1998 Non-employee Director Stock Plan, Non-employee Directors receive shares of our common stock quarterly valued at $3,000 as payment of a $12,000 annual retainer fee. Directors who are employed by the Company are not otherwise compensated for attendance at meetings of the Board or its committees. Directors are reimbursed for any expense incurred in fulfilling their duties as a director. Under the provisions of a formula grant program administered under the 1996 Stock Option Plan, Non-Employee Directors receive stock option grants to purchase 12,000 shares of common stock upon their initial appointment or election as a director and stock option grants to purchase 6,000 shares of common stock annually thereafter, except that an annual award will not be made to any director who was appointed or elected to the Board less than four months prior to that annual meeting. These options are granted as of the date of the annual meeting and vest as of the date of the following annual meeting.

Committees and Meetings of the Board

        Board of Directors Meetings.    During 2001, there were five meetings of the Board of Directors. Each director attended at least 75% of the total number of meetings of the Board of Directors and the aggregate number of meetings of the full Board and each committee on which such Board member served.

        Compensation Committee.    The Compensation Committee of the Board of Directors has the responsibility for recommending compensation of corporate officers, reviewing annually the operation of all compensation, employment and benefit practices and salary administration procedures, acting as Plan Administrator for all of the Company's employee stock plans and recommending directors' fees. During 2001, the Compensation Committee consisted of four non-employee directors: Mr. Oclassen (chairman), Mr. Patterson, Mr. Hammer and Dr. Leavitt. The Compensation Committee met four times during 2001.

        Audit Committee.    The Audit Committee of the Board of Directors has the responsibility for recommending the selection of our independent auditors, reviewing the scope and schedule of audits, reviewing the results of such audits, reviewing our system of internal financial controls and such additional powers as may be conferred by the Board of Directors. During 2001, the Audit Committee consisted of the following non-employee directors: Mr. Patterson (chairman), Mr. Hammer, Dr. Leavitt and Mr. Oclassen. The committee met once during 2001.

        Nominating Committee.    The Nominating Committee of the Board of Directors is responsible for identifying, qualifying and nominating members of our Board of Directors. The Nominating Committee considers shareholders' recommendations for director nominees if they are submitted to the Committee in writing and include (a) the name and address of the shareholder making a nomination; (b) the number of shares beneficially held by the shareholder and a statement that the shareholder is entitled to vote at such meeting; (c) a statement that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) all information regarding the nominee(s) as would be required for Board nominees under the Commission's proxy rules and a description of any arrangements between the shareholder and such nominee and any other persons, pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. The Committee must receive any such nomination not fewer than 60 nor more than 90 days prior to the date of the annual meeting (or, if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given, not later than ten days following the date such notice was mailed or such public disclosure was made) or, in the case of an election to be held at a special meeting, no later than the close of business on the seventh business day following the date notice of such meeting is first given. In 2001, the Nominating Committee was chaired by Mr. Clifford, with Mr. Hammer, Mr. Patterson, Mr. Oclassen and Dr. Leavitt joining as members of the committee. The committee met once during 2001.

        Compensation Committee Interlocks and Insider Participation.    During 2001, the Compensation Committee consisted of four non-employee directors: Mr. Oclassen (chairman), Mr. Patterson, Dr. Leavitt and Mr. Hammer. No member of the compensation committee and none of our executive officers serve as a member of the board of directors or compensation committee of any entity having one or more executive officers serving as members of the ProCyte Board of Directors or Compensation Committee.

EXECUTIVE OFFICERS

        The executive officers of the Company, and their ages as of April 5, 2002, are as follows:

Name	Age	Position	Officer Since
Robin L. Carmichael	45	Vice President of Marketing	1998
John F. Clifford	59	Chairman and Chief Executive Officer	1996

        For biographical summary of Mr. Clifford, see "Election of Directors".

        Robin L. Carmichael—Vice President of Marketing. Ms. Carmichael joined ProCyte in 1993 in the clinical research department. From 1996 to 1997, she worked in our marketing department as a Product Manager. In 1997 Ms. Carmichael was promoted to Director of Marketing and was subsequently appointed Vice President of Marketing in 1998. Ms. Carmichael has over 19 years of sales and marketing experience in the healthcare industry, having held various sales management and marketing positions in the health and medical industries, including six years at Baxter Healthcare. Ms. Carmichael holds a BS in nursing from Seattle University and attended the UCLA Anderson Graduate School of Executive Management.

Executive Compensation

        The table set forth below provides information regarding compensation for each of the three years ended December 31, 2001, 2000, and 1999 with respect to our Chief Executive Officer and our other executive officer who earned more than $100,000 in the year ended December 31, 2001 (our "named executive officers").

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Shares Underlying Options (#)
John F. Clifford Chairman and Chief Executive Officer	2001 2000 1999	269,989 255,361 248,063	55,622		100,000 100,000 250,000
Robin L. Carmichael Vice President—Marketing	2001 2000 1999	142,228 115,298 104,998	26,269		40,000 40,000 125,000

        The following table sets forth certain information with respect to individual grants of stock options made to our named executive officers during the fiscal year ended December 31, 2001.

Option Grants in Fiscal 2001

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Individual Grants
	No. of Shares Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2001(1)
Name			Exercise Price ($)(2)	Expiration Date(3)
					5%	10%
John F. Clifford	100,000	22.7%	1.33	11/28/11	83,643	211,968
Robin L. Carmichael	40,000	9.1%	1.33	11/28/11	33,457	84,787

(1)
Based on a total of 440,500 shares subject to options granted to employees during 2001.

(2)
The exercise price is equal to the fair market value on the date of grant.

(3)
The options vest ratably over a period of three years and have a term of ten years. Upon certain corporate events that result in a change of control, the exercise date of all outstanding options for all employees, including executive officers, may be accelerated.

(4)
Potential realizable value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option. These numbers are calculated based on rates required by applicable regulations of the SEC and do not reflect the estimate of any future stock price growth. Actual gains if any on stock option exercises depend on the future performance of our common stock and or all stock market conditions as well as the option holders' continued employment through the vesting period. The amount reflected in this table may not necessarily be achieved. Any such growth would benefit all shareholders.

        The following table sets forth certain information with respect to the number and value of unexercised options held by the Company's named executive officers as of December 31, 2001. No options were exercised during 2001 by the named executive officers.

Year-End Option Values

Name	Number of Unexercised Options at Year-end (#) Exercisable/Unexercisable	Value of Unexercised In-the-money Options at Year-end ($)(1) Exercisable/Unexercisable
John F. Clifford	500,001 / 249,999	141,934 / 123,914
Robin L. Carmichael	158,668 / 108,332	68,324 / 52,491

(1)
Value is based upon the market price of the underlying Common Stock on December 31, 2001, ($1.46) less the exercise price per share, multiplied by the number of shares underlying the option.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

        During 2001, the Compensation Committee (the "Committee") was comprised of four non-employee directors. The Committee considers and makes recommendations to the Board of Directors concerning general compensation policies and employee benefit plans, and specifically recommends salary levels and bonus or stock option awards for executive officers of the Company, including the chief executive officer. The Committee, as plan administrator of the Company's employee stock option plans, has sole authority to grant options to executive officers. The Committee's executive salary and bonus recommendations are reviewed by the Board.

        The Company applies a consistent philosophy in its compensation practices for all employees, including executive management. This philosophy is based on the premise that the achievements of ProCyte result from the combined efforts of all individuals working toward common objectives. We strive to achieve our objectives through teamwork that is focused on meeting the expectations of our shareholders. In 2001, our executive officers, including our chief executive officer, received compensation based on the following objectives and policies that the Committee recommended on executive compensation.

Objectives and Policy

        The objectives of our executive compensation policy are to:

  •
  Provide compensation that will attract, retain and motivate experienced executive personnel;

  •
  Align the interests of management and shareholders by making a substantial portion of executive compensation dependent on our success, as measured by long-term appreciation in the market price of our common stock;

  •
  Balance considerations of individual achievements each year with our overall performance, both financially and otherwise.

        To further our executive compensation objectives, our policy provides for a combination of base salary, cash incentive bonus awards and long-term stock options.

Base Salary

        In order to determine its recommendations to the Board of Directors concerning the salary level for executive officers, the Committee will, as appropriate, consider published data from annual surveys of executive compensation at comparable healthcare and pharmaceutical companies. These comparable healthcare and pharmaceutical companies include some but not all of the companies included in the Nasdaq Pharmaceutical Index.

        Using any available survey data, the Committee makes recommendations on salary level changes based on its subjective evaluation of our executives' individual level of experience, responsibility and performance. The Committee also takes into consideration each executive's comparability with other executives at ProCyte. The Committee gives weight to the views of our chief executive officer with respect to executive salaries other than his own. The Committee does not target executive officer salary levels at any specified percentile of corresponding positions at comparable companies.

Bonus Payments

        The Committee may occasionally recommend that the Board of Directors approve a one-time cash bonus to our executive officers in recognition of a specific accomplishment. Our officers were awarded a total of $81,891 in discretionary bonuses for their 2001 performance. The bonuses were paid in March 2002.

        In 2001 the Committee approved a recommendation by management to adopt a cash bonus plan for key employees and executives to provide incentives for meeting specific Company objectives in 2002. The cash bonus plan is based on the accomplishment of certain objectives set by the Committee linked to sales, profits, product launches, cost reductions, and acquisitions of products or companies. Cash bonuses will be awarded as a percentage of base salary for each key employee and executive. An objective must be entirely met in order to contribute to the bonus percentage.

Stock Options

        Our executive officers, along with our managers and all our employees, are eligible to receive option grants under the 1996 Stock Option Plan, as amended. The granting of stock options is the principal means available to the Committee to align executive and shareholder long-term interests. A stock option will reward an executive only if the market price of our common stock appreciates over the vesting period. Options granted to executive officers generally have a ten-year term, vest over a period of three years, and have an exercise price per share equal to the fair market value on the date of grant. There presently are no fixed guidelines for annual grant of stock options to executive officers. Stock options are granted by the Committee to newly hired executives and periodically thereafter based on each executive's position in the Company, previous stock option grants and potential contribution to the long-term success of the Company.

Chief Executive Officer Compensation

        Our policy with regard to compensation of our chief executive officer is intended to provide compensation that will attract, retain and motivate an experienced executive, align the interests of management and shareholders by making a substantial portion of our chief executive officer's compensation dependent our financial success, and to reward accomplishment of specific goals identified by the Board of Directors, which are related to revenue growth and net profit. Based on this policy, the compensation paid to Mr. Clifford in 2001 was set at an aggregate $325,611 including a base salary of $269,989 and a cash bonus in the amount of $55,622, plus an option to purchase 100,000 shares of our common stock pursuant to standard vesting terms.

Policy with Respect to the $1 Million Deduction Limit

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's chief executive officer and four other most highly compensated executive officers, unless that compensation is considered performance based. The compensation disclosed in this Proxy Statement does not exceed the $1 million limit, and executive compensation for 2002 is also expected to qualify for deductibility. We currently intend to structure the performance-based portion of our executive officers' compensation to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

        This report is submitted by the following non-employee directors, who constituted the members of the Compensation Committee for 2001:

Glenn A. Oclassen (Chairman)
John M. Hammer
Robert E. Patterson
Dr. Matt L. Leavitt

REPORT OF THE AUDIT COMMITTEE

        The members of the Audit Committee are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. On December 4, 2000, the Board of

Directors adopted a written Audit Committee Charter which was attached to our Proxy Statement for the 2001 Annual Meeting of the Shareholders as Appendix A. The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2001 with the management of the Company. Additionally, the Audit Committee has discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with our independent accountants the independent accountants' independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2001.

Robert E. Patterson (Chairman)
Glenn A. Oclassen
John M. Hammer
Dr. Matt L. Leavitt

INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"), independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Deloitte has audited our financial statements annually since 1989. Representatives of Deloitte are expected to be present at the meeting (via conference call) with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

        The aggregate fees billed for professional services rendered by Deloitte for fiscal year 2001 are as follows:

Audit Fees (for audit of our annual financial statements for fiscal year 2001 and reviews of our quarterly financial statements) are estimated to be (not including expenses)	$55,150
All Other Fees (for services primarily related to sale of the contract manufacturing operation)	$7,040

        Deloitte did not provide any services related to financial information systems design and implementation in 2001. The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the auditor's independence and believes that the rendering of such services does not affect the independence of the auditors.

COMPARATIVE STOCK PERFORMANCE CHART

        The following graph represents the net percentage cumulative total shareholder return on the common stock, compared to the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Stocks Index (in which the Company's common stock was included for the years 1996 to March 1999 the JP Morgan H&Q Emerging Pharmaceuticals Index, the JP Morgan H&Q Pharmaceutical Index and the Russell 2000 Index for the period of five fiscal years commencing December 31, 1996 and ending December 31, 2001. Since March 25, 1999 our common stock has been traded on the NASD OTC bulletin board.

Year	1996	1997	1998	1999	2000	2001
ProCyte Corporation	100.00	41.67	19.44	34.71	28.89	64.89
Nasdaq Stock Market (U.S.)	100.00	122.48	172.68	320.89	193.01	153.15
Russell 2000	100.00	122.36	119.25	144.60	140.23	143.71
Nasdaq Pharmaceutical	100.00	103.05	130.81	246.64	307.65	262.17
JP Morgan H & Q Emerging Pharmaceuticals	100.00	123.88	179.31	200.53	388.37	344.69
JP Morgan H & Q Pharmaceuticals	100.00	145.03	210.02	196.85	323.18	279.84

        Note:  Assumes $100 was invested on December 31, 1996 in each of the common stock, the Nasdaq Stock Market Index, the Nasdaq Pharmaceutical Stocks Index, the Russell 2000 Index, JP Morgan H & Q Emerging Pharmaceuticals, JP Morgan H & Q Pharmaceuticals and that all dividends were reinvested. Stock price performance shown above for ProCyte Corporation is historical and not necessarily indicative of future price performance.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
AND CHANGE OF CONTROL ARRANGEMENTS

Change of Control

        In February 1997 we entered into a Change of Control Agreement with Mr. Clifford to provide for the payment of base salary and associated benefits for two years in the event that a change of control (as defined therein) of ProCyte resulted in his loss of employment. The original term of such agreement was two years from the date of the agreement, or, if a change of control occurred during such two-year period, the term was to be automatically extended for two years after such change of control. The agreement has subsequently been extended through April 30, 2004.

        In April 1998 we entered into a similar Change of Control Agreement with Ms. Carmichael to provide for the payment of base salary and associated benefits for two years in the event that a change of control (as defined therein) of ProCyte resulted in her loss of employment. The original term of such agreement was two years from the date of the agreement, or, if a change of control occurred during such two-year period, the term was to be automatically extended for two years after such change of control. The agreement has subsequently been extended through April 30, 2004.

        Under the Company's 1989 Restated Stock Option Plan and 1996 Stock Option Plan, the vesting of outstanding options is accelerated upon the occurrence of certain events, including certain mergers and business combinations and other changes in control of ProCyte (as such terms are described in each of the plans).

Severance

        In February 1997 we entered into a severance agreement with Mr. Clifford which provides that if his employment as an officer is terminated other than for cause (as defined therein) or as a result of voluntary resignation for good reason (as defined therein), he will be eligible to receive his accrued salary and benefits along with salary continuation and group insurance benefits for a period of twelve months at his then current annual base salary for the fiscal year in which the termination occurred, subject to reduction of the salary continuation by the amount of any other earnings from other employment or personal services. The term of the severance agreement was initially two years and was subsequently extended through April 30, 2004.

CERTAIN TRANSACTIONS

        On December 16, 1998 we loaned $103,503.50 to Mr. Clifford, Chief Executive Officer, to enable him to purchase 225,000 shares of our common stock. The loan was evidenced by a promissory note bearing interest at the rate of 4.28% and due in full on June 30, 2002. On April 5, 2002 the amount outstanding, including accrued interest, was $119,153.20. The loan was extended for an additional two year period to June 30, 2004 by the compensation committee on February 21, 2002 subject to Mr. Clifford paying the accrued interest of $16,768.

SUBMISSION OF SHAREHOLDER PROPOSALS

        Director nominations, proposals and other business, which shareholders wish to present at the annual meeting in 2003 must be received by us no later than December 30, 2002 for inclusion in the proxy statement for such meeting. Shareholders should submit proposals to the President of ProCyte at our principle executive offices, and it is recommended that any such proposals be sent by Certified Mail-Return Receipt Requested.

        In addition, our Bylaws include advance notice provisions that require shareholders desiring to bring nominations or other business before an annual shareholders meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of ProCyte regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary at our principal executive offices not more than 90, but not less than 60 days prior to the date of the annual meeting as determined under our Bylaws.

        Accordingly, a shareholder who intends to present a proposal at the 2003 Annual Meeting of Shareholders without inclusion of the proposal in our proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than February 19, 2003 and no later than March 21, 2003, assuming that the 2003 Annual Meeting is held on May 20, 2003. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER BUSINESS

        The Board of Directors has no knowledge of any other business to be acted upon at the Annual Meeting, nor does the Board intend to bring any other business before the meeting. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC, has been provided with this Proxy Statement to shareholders of record and the related beneficial shareholders. Additional copies will be furnished without charge upon request to: ProCyte Corporation, 8511 - 154th Ave. NE, Redmond, WA 98052.

APPENDIX A
ProCyte Corporation 1996 Stock Option Plan

Section 1.  Purpose

        The purpose of the ProCyte Corporation 1996 Stock Option Plan (the "Plan") is to enhance the long-term shareholder value of ProCyte Corporation, a Washington corporation (the "Company"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

Section 2.  Definitions

        For purposes of the Plan, the following terms shall be defined as set forth below:

3.1  Award

        "Award" means an award or grant made to a Participant pursuant to the Plan, including awards or grants of Incentive Stock Options and Nonqualified Stock Options or any combination of the foregoing.

3.2  Board

        "Board" means the Board of Directors of the Company.

3.3  Cause

        "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

3.4  Code

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

3.5  Common Stock

        "Common Stock" means the Common Stock of the Company.

3.6  Corporate Transaction

        "Corporate Transaction" means any of the following events:

  (a)
  Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66 2/3% of the outstanding voting securities of the surviving corporation;

  (b)
  Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company;

  (c)
  Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

  (d)
  Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record).

  (e)
  Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

3.7  Disability

        "Disability" means "disability" as that term is defined for purposes of Section 22(e)(3) of the Code.

3.8  Exchange Act

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

3.9  Fair Market Value

        "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing selling price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

3.10  Good Reason

        "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Holder:

  (a)
  a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

  (b)
  a reduction in the Holder's annual base salary;

  (c)
  the Successor Corporation's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

  (d)
  the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

  (e)
  any material breach by the Successor Corporation of its obligations to the Holder under the Plan or any substantially equivalent plan of the Successor Corporation; or

  (f)
  any purported termination of the Holder's employment or service for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

3.11  Grant Date

        "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

3.12  Holder

        "Holder" means the Participant to whom an Award is granted or, for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10.

3.13  Incentive Stock Option

        "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

3.14  Nonqualified Stock Option

        "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

3.15  Option

        "Option" means the right to purchase Common Stock granted under Section 7.

3.16  Participant

        "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

3.17  Plan Administrator

        "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.18  Securities Act

        "Securities Act" means the Securities Act of 1933, as amended.

2.19  Subsidiary

        "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.20  Successor Corporation

        "Successor Corporation" has the meaning set forth under Section 11.2.

Section 3.  Administration

3.1  Plan Administrator

        The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator for any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2  Administration and Interpretation by the Plan Administrator

        Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

Section 4.  Stock subject to the plan

4.1  Authorized Number of Shares

        Subject to adjustment from time to time as provided in Section 11.1, a maximum of 1,750,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2  Limitations

        Subject to adjustment from time to time as provided in Section 11.1, not more than 150,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company; except that the Company may make additional one-time grants of up to 300,000 shares to newly hired Participants such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3  Reuse of Shares

        Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for in shares), shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

Section 5.  Eligibility

        Awards may be granted under the Plan to those officers, directors and key employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

Section 6.  Awards

6.1  Form and Grant of Awards

        The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may consist of Incentive Stock Options and/or Nonqualified Stock Options. Awards may be granted singly or in combination.

6.2  Acquired Company Awards

        Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

Section 7.  Awards of options

7.1  Grant of Options

        The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  Option Exercise Price

        The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options.

7.3  Term of Options

        The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4  Exercise of Options

        The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Holder's Continuous Employment or Service With the Company or Its Subsidiaries From the Option Grant Date	Percent of Total Option That Is Exercisable
After 1 year	1/3
After 2 years	2/3
After 3 years	100%

Unless the Plan Administrator determines otherwise, the vesting schedule of an Option shall be adjusted proportionately to the extent the Holder works less than "full time" as that term is defined by the Plan Administrator.

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5  Payment of Exercise Price

        The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or a combination of cash and/or check and one or more of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; if permitted by the Plan Administrator, in its sole discretion, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, (c) a promissory note delivered pursuant to Section 9; or (d) such other consideration as the Plan Administrator may permit.

7.6  Post-Termination Exercises

        The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only (a) within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Disability or (b) within one year if such termination is because of Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an option shall be determined by the Plan Administrator, in its sole discretion.

Section 8.  Incentive stock option limitations

        To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  Dollar Limitation

        To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  10% Shareholders

        If a Participant owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3  Eligible Employees

        Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section .3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4  Term

        The term of an Incentive Stock Option shall not exceed 10 years.

8.5  Exercisability

        To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.5, "total disability" shall mean a mental or physical impairment of the Participant which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6  Taxation of Incentive Stock Options

        In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7  Promissory Notes

        The amount of any promissory note delivered pursuant to Section 9 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

Section 9.  Loans, installment payments and loan guarantees

        To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by the Company, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator's discretion. Loans, installment payments and loan guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

Section 10.  Assignability

        No Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

Section 11.  Adjustments

11.1  Adjustment of Shares

        In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and class of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

11.2  Corporate Transaction

        Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur, if in the opinion of the Company's accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. Such Award shall not so accelerate, however, if and to the extent that (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation or (b) such Award is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

11.3  Further Adjustment of Awards

        Subject to the preceding Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4  Limitations

        The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Section 12.  Withholding

        The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Award. In such instances, the Plan Administrator may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

Section 13.  Amendment and termination of plan

13.1  Amendment of Plan

        The Plan may be amended by the shareholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the aggregate number of shares as to which Options may be granted, (b) modify the employees or class of employees eligible to receive Incentive Stock Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Amendments made to the Plan which would constitute "modifications" to Incentive Stock Options outstanding on the date of such Amendments shall not be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

13.2  Termination of Plan

        The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board or approval by the shareholders.

13.3  Consent of Holder

        The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, alter or impair any rights or obligations under any Award theretofore granted under the Plan.

Section 14.  General

14.1  Award Agreements

        Awards granted under the Plan shall be evidenced by a written agreement which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan.

14.2  Continued Employment or Services; Rights in Awards

        None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

14.3  Registration; Certificates for Shares

        The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

14.4  No Rights as a Shareholder

        No Award shall entitle the Holder to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

14.5  Compliance With Laws and Regulations

        Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

14.6  No Trust or Fund

        The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.7  Severability

        If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

Section 15.  Effective date

        The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company's shareholders after adoption of the Plan by the Board.

Adopted by the Board on July 23, 1996 and approved by the Company's shareholders on May 15, 1997.

PROXY	PROXY

ProCyte Corporation
8511 - 154th Ave NE, Redmond, WA 98052

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROCYTE CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Shareholders to be held on May 21, 2002 and the proxy statement related thereto and hereby appoints John F. Clifford and Mark E. Landis, and each of them, as the proxy of the undersigned with full power of substitution, to represent and to vote, as designated below, all the shares of common stock of ProCyte Corporation held of record by the undersigned on April 5, 2002, and as to which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of ProCyte Corporation to be held at the Bellevue Doubletree Hotel, 300 112th Avenue SE, Bellevue, Washington 98004 on May 21, 2002, or any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

The Board of Directors recommends a vote FOR the matters listed below.			☒ Please mark votes as in this example.
1.	Proposal to Elect Directors (Please check one)
	☐ For all nominees listed below		☐ Withhold Authority to vote for nominees indicated below
(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)
John F. Clifford John M. Hammer Matt L. Leavitt Glenn A. Oclassen Robert E. Patterson
2.	Proposal to approve the amendment to the 1996 Stock Option Plan to increase the number of shares authorized for issuance under the plan from 1,000,000 shares to 1,750,000 shares.
	☐ For	☐ Against	☐ Abstain

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposals 1 and 2 above.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Date:	, 2002
Signature
Signature if held jointly
Please mark, sign, date and return this proxy card promptly, using the enclosed envelope

QuickLinks

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY, MAY 21, 2002
PROCYTE CORPORATION PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 2002
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: INCREASE IN NUMBER OF SHARES AUTHORIZED FOR THE 1996 STOCK OPTION PLAN
EXECUTIVE OFFICERS
Summary Compensation Table
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
COMPARATIVE STOCK PERFORMANCE CHART
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
CERTAIN TRANSACTIONS
SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER BUSINESS
ANNUAL REPORT
APPENDIX A ProCyte Corporation 1996 Stock Option Plan